UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 23, 2005

Date of Report (Date of earliest event reported)

FNB FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number : 0-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant’s telephone number, including area code)

This Form 8-K has 3 pages.

ITEM 8.01: Other Events

FNB Financial Services Corporation (“FNB”), parent of FNB Southeast (the “Bank”), completed a private placement of trust preferred securities on August 23, 2005 in the amount of $25,000,000. These securities have a floating interest rate of 3 month LIBOR plus 1.46%, which is adjustable quarterly, and a maturity of 30 years. FNB intends to infuse a substantial portion of the net proceeds from the sale into the Bank as additional capital. This will fund the operations and continued expansion of the Bank and its subsidiaries. FNB may use a portion of the net proceeds for general corporate purposes, including, but not limited to, the possible repurchase of shares of its common stock and acquisitions of, or investments in, bank or permissible non-bank entities.

ITEM 9.01(c):   Exhibit

Exhibit 99.1 Press Release issued August 25, 2005

S  I  G  N  A  T  U  R  E

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION (Registrant) By: /s/ MICHAEL W. SHELTON Michael W. Shelton Senior Vice President and Chief Financial Officer

Date:  August 26, 2005